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                                                              EXHIBIT 10.71
                                PROMISSORY NOTE
                                  -----------

$93,228                                                     MARCH  10, 1993

THE UNDERSIGNED ("Maker") hereby promises to pay to the order of MEDIA GROUP, INC. ("Payee"), its successors and assigns forever, at such address as may be provided in writing from time to time, the principal sum of NINETY-THREE THOUSAND TWO HUNDRED TWENTY-EIGHT DOLLARS ($93,228.00), together with interest thereon at the rate of seven percent (7%) per annum payable as follows:
Commencing on the first day of the first full month following the date hereof, and continuing on the first day of each month thereafter, Maker shall pay to Payee equal installments of principal and interest in the amount of One Thousand Eighty-two and 45/100 Dollars ($1,082.45) per month for sixty (60) consecutive months, and upon the expiration of sixty-one (61) months following the date of the first monthly payment required hereunder, Maker shall pay to Payee the entire unpaid principal balance hereof, together with all unpaid interest thereon (which final payment is expected to equal Fifty-Four Thousand Six Hundred Sixty-Six and 19/100 Dollars ($54,666.19). No interest shall accrue on this Note prior to the last day of the month in which this Note is executed.

This Note may be prepaid, in whole or in part, at any time without penalty to Maker, in which event the monthly payments thereafter shall be recalculated so as to take into consideration such prepayment.

This Note shall be secured by a security interest granted to Payee in certain personal property transferred by Payee to Maker, pursuant to the terms of that certain Security Agreement of even date herewith. In the event of any default by Maker under the terms of this Note or said Security Agreement, or in the event any payment required hereunder is not paid within fifteen (15) days after its due date, Payee shall, at its sole option, be entitled to accelerate payment and collection on this Note and to declare all sums hereunder immediately due and payable, to foreclose upon the collateral securing this Note, or to avail itself of any and all legal remedies available at law.

All persons now or hereafter liable for the payment of the principal or interest due on this Note, or any part thereof, do hereby expressly waive presentment for payment, notice of dishonor, protest and notice of protest, and agree that the time for the payment hereon may be extended without releasing or otherwise affecting their liability on this Note.

This Note was executed in Charlotte, North Carolina.

                                            MAKER

ATTEST:                                     PCG OF THE GOLDEN STRAND, INC.


By:_______________________                  By:__________________________
   Secretary                                   President